EXHIBIT 99.1

CYTOMEDIX TO RESTATE PREVIOUSLY ISSUED FINANCIAL STATEMENTS
FOR STOCK-OPTION RELATED COMPENSATION
Correction to Result in Reduced Net Losses; No Effect on Underlying Performance of Company’s Business

ROCKVILLE, Md., Nov. 7, 2007 - Cytomedix, Inc. (AMEX: GTF) today announced that it will restate certain previously issued financial statements to correct for errors related to stock-based compensation. On November 5, 2007, Cytomedix determined that the financial statements for the fiscal year ended December 31, 2006, and for each of the quarters in 2006 and 2007, should no longer be relied upon because of errors in such financial statements. The Board of Directors has discussed this determination with the Company’s management, outside counsel, its current registered public accounting firm, PricewaterhouseCoopers LLP, and its prior registered public accounting firm, L J Soldinger Associates, LLC.

Cytomedix plans to restate the financial statements listed above. It will file the restated annual financial statements in an amended 2006 Annual Report for the fiscal year ended December 31, 2006. Within this amended 2006 Annual Report, Cytomedix will also restate its 2005 and 2004 annual financial statements for immaterial compensation errors. It will file the restated quarterly financial statements by amending it’s respective Quarterly Reports for the quarters ended March 31, June 30, and September 30, 2006, and March 31 and June 30, 2007.

The Company expects all amendments and restatements to the financial statements affected, which are non-cash in nature, to result in reduced net losses for fiscal years 2005 through 2006, and for the first six months of 2007. However, restatements due to an understatement of compensation expense and net loss in 2004 will result in a larger, but immaterial, net loss for that year. None of the restatements are expected to reflect any changes in the underlying performance of the Company’s business.

The errors were discovered through the Company’s efforts to address the previously disclosed material weaknesses in internal controls. In its Annual Report on Form 10-K filed on February 26, 2007, the Company identified two material weaknesses in its internal controls over financial reporting. One of these material weaknesses related to recording stock-based compensation expense, primarily related to SFAS 123R, Share-Based Payment. As noted in the Annual Report, the Company was evaluating these issues and planned to take remedial action in 2007. As part of its remedial action, the Company began implementing certain procedures and systems in connection with stock-based compensation expenses. In so doing, the Company discovered the errors that give rise to the Company’s decision to restate the financial statements listed above.

The nature of the accounting errors and the effect on the financial statements and earnings per share for the relevant periods are discussed in the Form 8-K that the Company filed with the Securities and Exchange Commission on November 7, 2007. For the first quarter of 2006, the errors resulted in an overstatement of compensation expense and net loss of approximately $155,000. For the second quarter of 2006, this overstatement was approximately $108,000. In the third quarter of 2006, the errors resulted in an overstatement of compensation expense and net loss of approximately $334,000. For the fourth quarter of 2006, the errors resulted in an understatement of compensation expense and net loss of approximately $342,000. On an annual basis, the errors discovered by the Company resulted in an overstatement of compensation expense and net loss for 2006 totaling approximately $255,000.

The errors resulted in an aggregate overstatement of compensation expense and net loss for the first two quarters of 2007 totaling approximately $69,000; an overstatement of compensation expense and net loss for 2005 totaling approximately $98,000; and an understatement of compensation expense and net loss for 2004 totaling approximately $53,000.

The Company intends to file its amended and restated financial statements with the SEC as soon as possible. Until such time, investors and other users of the Company’s SEC’s filings, including specifically the selling shareholders identified on the Company’s registration statement on Form S-3 and persons selling under the Company’s registration statement on Form S-8, should not rely on the Company’s quarterly and annual financial statements for 2006 and quarterly financial statements for 2007, or any communications relating to such periods.

ABOUT CYTOMEDIX

Cytomedix, Inc. is a biotechnology company specializing in processes and products derived from autologous platelet releasates for uses on chronic wounds and other applications. The current offering is the AutoloGel™ System, an FDA cleared wound dressing product that utilizes an autologous platelet gel composed of multiple growth factors, other platelet releasates, and fibrin matrix and is intended for use on diabetic ulcers, pressure ulcers, leg ulcers and mechanically or surgically debrided wounds. Additional information regarding Cytomedix is available at: http://www.cytomedix.com

SAFE HARBOR STATEMENT

Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule for such statements under the Private Securities Litigation Reform Act of 1995. The information contained in the forward-looking statements is inherently uncertain, and the Company's actual results may differ materially due to a number of factors, many of which are beyond the Company’s ability to predict or control, including among others, the success of new sales initiatives, governmental regulation, acceptance by the medical community and competition.

There is no guarantee that Company will be able to file the aforementioned financial statements within any predictable time frame. Further, the Securities and Exchange Commission may have further comments to any of the reports to be filed by the Company. The Company’s efforts to file the amended and restated financial statements, and to respond to any regulatory inquiries associated therewith, may command resources that would otherwise be devoted to the Company’s operations. Further, the failure to timely file all periodic reports with the Securities and Exchange Commission could have a negative effect on the Company’s continuing ability to utilize the most cost-effective method of growing the Company and raising additional capital.

These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual events to differ from the forward-looking statements. More information about some of these risks and uncertainties may be found in the reports filed with the Securities and Exchange Commission by Cytomedix, Inc. Except as is expressly required by the federal securities laws, Cytomedix undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.